UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 14, 2012, VIVUS, Inc., or the Company, entered into an amendment, or the Lease Amendment, to that certain lease dated November 1, 2006 for the Company’s corporate headquarters located in Mountain View, California, or the Lease. Pursuant to the Lease Amendment, the average base rent for the current premises is set at $2.50 per square foot or $45,015 per month. The Lease Amendment also extended the lease term for the current premises for a period of twelve months commencing August 1, 2012 and terminating July 31, 2013 and provided the Company one additional option to extend the term of the Lease of the current premises for one year from the expiration of the Lease.  In addition, the Lease Amendment included a new lease on an additional 4,914 square feet of office space located at 1174 Castro Street, Mountain View, California, or the Expansion Space, which is adjacent to the Company’s corporate headquarters.  The average base rent for the Expansion Space is approximately $2.75 per square foot or $13,513 per month.  The new lease for the Expansion Space has a term of 60 months commencing on March 15, 2012, with an option to extend the term for one year from the expiration of the new lease.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Lease Amendment dated February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  February 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Amendment dated February 14, 2012.